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                             PARTICIPATION AGREEMENT


         THIS AGREEMENT, made and entered into this 1st day of April, 1999 by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, an unincorporated business trust formed under the laws of Delaware (the "Trust"), GOLDMAN, SACHS & CO., a New York limited partnership (the "Distributor"), and AMERICAN ENTERPRISE LIFE INSURANCE COMPANY, an Indiana life insurance company (the "Company"), on its own behalf and on behalf of each separate account of the Company identified herein.

         WHEREAS, the Trust is a series-type mutual fund offering shares of beneficial interest (the "Trust shares") consisting of one or more separate series ("Series") of shares, each such Series representing an interest in a particular investment portfolio of securities and other assets (a "Fund"), and which Series may be subdivided into various classes ("Classes") with each such Class supporting a distinct charge and expense arrangement; and

         WHEREAS, the Trust was established for the purpose of serving as an investment vehicle for insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies and may also be utilized by qualified retirement plans; and

         WHEREAS, the Distributor has the exclusive right to distribute Trust shares to qualifying investors; and

         WHEREAS, the Company desires that the Trust serve as an investment vehicle for a certain separate account(s) of the Company and the Distributor desires to sell shares of certain Series and/or Class(es) to such separate account(s);

         NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Distributor and the Company agree as follows:

                                    ARTICLE I
                             Additional Definitions

1.1. "Account" -- the separate account of the Company described more specifically in Schedule 1 to this Agreement as amended by the parties from time to time. If more than one separate account is described on Schedule 1, the term shall refer to each separate account so described.

1.2. "Business Day" -- each day that the Trust is open for business as provided in the Trust's Prospectus.

1.3. "Code" -- the Internal Revenue Code of 1986, as amended, and any successor thereto.

1.4. "Contracts" -- the class or classes of variable annuity contracts and/or variable life insurance policies issued by the Company and described more specifically on Schedule 2 to this Agreement as amended by the parties from time to time.

1.5. "Contract Owners" -- the owners of the Contracts, as distinguished from all Product Owners.

1.6. "Participating Account" -- a separate account investing all or a portion of its assets in the Trust, including the Account.

1.7. "Participating Insurance Company" -- any insurance company investing in the Trust on its behalf or on behalf of a Participating Account, including the Company.

1.8. "Participating Plan" -- any qualified retirement plan investing in the Trust.

1.9. "Participating  Investor"  --  any  Participating  Account,   Participating
     Insurance Company or Participating Plan, including the Account and the Company.

1.10. "Products" -- variable annuity contracts and variable life insurance policies supported by Participating Accounts, including the Contracts.

1.11. "Product Owners" -- owners of Products, including Contract Owners.

1.12. "Trust Board" -- the board of trustees of the Trust.

1.13."Registration  Statement" -- with respect to the Trust shares or a class of
     Contracts, the registration statement filed with the SEC to register such securities under the 1933 Act, or the most recently filed amendment thereto, in either case in the form in which it was declared or became effective. The Contracts' Registration Statement for each class of Contracts is described more specifically on Schedule 2 to this Agreement. The Trust's Registration Statement is filed on Form N-1A (File No. 333-35883).

1.14."1940 Act Registration Statement" -- with respect to the Trust or the Account, the registration statement filed with the SEC to register such person as an investment company under the 1940 Act, or the most recently filed amendment thereto. The Account's 1940 Act Registration Statement is described more specifically on Schedule 1 to this Agreement. The Trust's 1940 Act Registration Statement is filed on Form N-1A (File No. 811-08361).

1.15."Prospectus" -- with respect to shares of a Series (or Class) of the Trust or a class of Contracts, each version of the definitive prospectus or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version for the applicable Series, Class or Contracts last so filed prior to the taking of such action. For purposes of
     Article IX, the term "Prospectus" shall include any statement of additional information incorporated therein.

1.16."Statement of Additional Information" -- with respect to the shares of the Trust or a class of Contracts, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Statement of Additional Information, such reference thereto shall be deemed to be the last version so filed prior to the taking of such action.

1.17. "SEC" -- the Securities and Exchange Commission.

1.18. "NASD" -- The National Association of Securities Dealers, Inc.

1.19. "1933 Act" -- the Securities Act of 1933, as amended.

1.20. "1940 Act" -- the Investment Company Act of 1940, as amended.

                                   ARTICLE II
                              Sale of Trust Shares

         2.1.     Availability of Shares

(a) The Trust has granted to the Distributor exclusive authority to distribute the Trust shares and to select which Series or Classes of Trust shares shall be made available to Participating Investors. Pursuant to such authority, and subject to Article X hereof, the Distributor shall make available to the Company for purchase on behalf of the Account, shares of the Series and Classes listed on Schedule 3 to this Agreement, as amended by the parties from time to time, such purchases to be effected at net asset value and with no sales charge in accordance with Section 2.3 of this Agreement. Such Series and Classes shall be made available to the Company in accordance with the terms and provisions of this Agreement until this Agreement is terminated pursuant to Article X or the Distributor suspends or terminates the offering of shares of such Series or Classes in the circumstances described in Article X.

(b) Notwithstanding clause (a) of this Section 2.1, Series or Classes of Trust shares in existence now or that may be established in the future will be made available to the Company, subject to the Distributor's rights set forth in Article X to suspend or terminate the offering of shares of any Series or Class or to terminate this Agreement.

(c) The parties acknowledge and agree that: (i) the Trust may revoke the Distributor's authority pursuant to the terms and conditions of its distribution agreement with the Distributor; and (ii) the Trust reserves the right in its sole discretion, exercised in good faith, to refuse to accept a request for the purchase of Trust shares.

2.2. Redemptions. The Trust shall redeem, at the Company's request, any full or fractional Trust shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value and with no sales charge in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Trust shares attributable to Contract Owners except in the circumstances permitted in Article X of this Agreement, and (ii) the Trust may delay redemption of Trust shares of any Series or Class to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder, or the Prospectus for such Series or Class.

         2.3.     Purchase and Redemption Procedures

(a) The Trust hereby appoints the Company as an agent of the Trust for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Trust shares that may be held in the general account of the Company) for shares of those Series or Classes made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts, other transactions relating to the Contracts or the Account and customary processing of the Contracts. Receipt of any such requests (or effectuation of such transaction or processing) on any Business Day by the Company as such limited agent of the Trust prior to the Trust's close of business as defined from time to time in the applicable Prospectus for such Series or Class (which as of the date of execution of this Agreement is defined as the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York Time)) shall constitute receipt by the Trust on that same Business Day, provided that the Trust receives actual and sufficient notice of such request by 9:30 a.m. New York time (8:30 a.m. Central Time) on the next following Business Day. The Trust reserves discretion to extend the time by which notice must be received in accordance with the preceding sentence on a case by case basis if a Fund experiences a delay in calculating its net asset value which extends past 7:00 p.m. New York time (6:00 Central time) in accordance with Section 2.4 hereof. Such notice may be communicated by telephone to the office or person designated for such notice by the Trust, and shall be confirmed by facsimile.

(b) The Company shall pay for shares of each Series or Class on the same day that it provides actual notice to the Trust of a purchase request for such shares. Payment for Series or Class shares shall be made in Federal funds transmitted to the Trust by wire. Such wire transfer will be initiated by the Company's bank by 1:00 p.m. Central time and received by the Trust by the close of business of the Federal funds wire system on the day the Trust receives actual notice of the purchase request for Series or Class shares (unless the Trust determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Series or Classes effected pursuant to redemption requests tendered by the Company on behalf of the Account). In no event may proceeds from the redemption of shares requested pursuant to an order received by the Company after the Trust's close of business on any Business Day be applied to the payment for shares for which a purchase order was received prior to the Trust's close of business on such day. If the issuance of shares is canceled because Federal funds are not timely received when required for settlement on related purchases of portfolio securities, the Company shall indemnify the respective Fund and Distributor for 50% of all costs, expenses and losses relating to failure to meet such settlement obligations. Upon the Trust's receipt of Federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust. If Federal funds are not received on time, the Series or Class shares purchased by such payment shall be executed at the net asset value next computed following receipt of payment.

(c) Payment for Series or Class shares redeemed by the Account or the Company shall be made in Federal funds transmitted by wire to the Company or any other person properly designated in writing by the Company, such funds normally to be transmitted by 6:00 p.m. New York Time (5:00 p.m. Central
     Time) on the next Business Day after the Trust receives actual notice of the redemption order for Series or Class shares (unless redemption proceeds are to be applied to the purchase of Trust shares of other Series or Classes in accordance with Section 2.3(b) of this Agreement), except that the Trust reserves the right to redeem Series or Class shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted by the 1940 Act, any rules or regulations or orders thereunder, or the applicable Prospectus. In any event, absent extraordinary circumstances specified in Section 22(e) of the 1940 Act, the Trust shall make such payment within five (5) calendar days after the date the redemption order is placed in order to enable the Company to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law. The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

(d) Any purchase or redemption request for Series or Class shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Trust's actual receipt of such request, provided that, in the case of a purchase request, payment for Trust shares so requested is received by the Trust in Federal funds prior to close of business for determination of such value, as defined from time to time in the Prospectus for such Series or Class. If such Federal funds are not received on time, the Series of Class shares purchased by such payment shall be executed at the net asset value next computed following receipt of payment.

(e) Prior to the first purchase of any Trust shares hereunder, the Company and the Trust shall provide each other with all information necessary to effect wire transmissions of Federal funds to the other party and all other designated persons pursuant to such protocols and security procedures as the parties may agree upon. Should such information change thereafter, the Trust and the Company, as applicable, shall notify the other in writing of such changes, observing the same protocols and security procedures, at least three Business Days in advance of when such change is to take effect. The Company and the Trust shall observe customary procedures to protect the confidentiality and security of such information, but neither party shall be liable to the other party for any breach of security.

(f) The procedures set forth herein are subject to any additional terms set forth in the applicable Prospectus for the Series or Class or by the requirements of applicable law.

2.4. Net Asset Value. The Trust shall make the net asset value per share for each Series or Class available to the Company as soon as reasonably practicable after the net asset value per share for such Series or Class is calculated on any Business Day, and shall use its best efforts to make the NAV available no later than 7:00 p.m. New York Time (6:00 p.m. Central time) on such day. The Trust will notify the Company as soon as possible if it is determined that the net asset value per share will be available after 7:00 p.m. New York Time (6:00 p.m. Central Time) on any Business Day, and the Trust and the Company will mutually agree upon a final deadline for timely receipt of the NAV on such Business Day. The Trust shall calculate such net asset value in accordance with the Prospectus for such Series or Class.

2.5. Dividends and Distributions. The Trust shall furnish same-day notice by wire or telephone (followed by written confirmation) on or prior to the payment date to the Company of any income dividends or capital gain distributions payable on any Series or Class shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Series or Class shares in the form of additional shares of that Series or Class. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash; to be effective, such revocation must be made in writing and received by the Trust at least ten Business Days prior to a dividend or distribution date.

2.6. Book Entry. Issuance and transfer of Trust shares shall be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

2.7. Pricing Errors. Any material errors in the calculation of net asset value, dividends or capital gain information shall be reported immediately upon discovery to the Company. An error shall be deemed "material" based on the Trust's interpretation of the SEC's position and policy with regard to materiality, as it may be modified from time to time. If the Company is provided with materially incorrect net asset value information, the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Neither the Trust, any Fund, the Distributor, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by or on behalf of the Company to the Trust or the Distributor.

2.8. Limits on Purchasers. The Distributor and the Trust shall sell Trust shares only to insurance companies and their separate accounts and to persons or plans ("Qualified Persons") that qualify to purchase shares of the Trust under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Trust as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h). The Distributor and the Trust shall not sell Trust shares to any insurance company or separate account unless an agreement complying with Article VIII of this Agreement is in effect to govern such sales. The Company hereby represents and warrants that it and the Account are Qualified Persons.

                                   ARTICLE III
                         Representations and Warranties

3.1. Company. The Company represents and warrants that: (i) the Company is an insurance company duly organized and in good standing under Indiana insurance law; (ii) the Account is a validly existing separate account, duly established and maintained in accordance with applicable law; (iii) each Account's 1940 Act Registration Statement has been or will be filed with the SEC in accordance with the provisions of the 1940 Act and the Account has been or will be duly registered as a unit investment trust thereunder prior to the sale of the Contracts; (iv) the Contracts' Registration Statements have been or will be filed with and declared effective by the SEC prior to the sale of any Contracts; (v) the Contracts will be issued in compliance in all material respects with all applicable Federal and state laws; (vi) the Contracts will be filed, qualified and/or approved for sale, as applicable, under the insurance laws and regulations of the states in which the Contracts will be offered prior to the sale of Contracts in such states; and (vii) the Account will maintain its registration under the 1940 Act and will comply in all material respects with the 1940 Act during the term of this Agreement. The Company will notify the Trust promptly if for any reason it is unable to perform its obligations under this Agreement.

3.2. Trust. The Trust represents and warrants that: (i) the Trust is an unincorporated business trust duly formed and validly existing under the Delaware law; (ii) the Trust's 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Trust is duly registered as an open-end management investment company thereunder; (iii) the Trust's Registration Statement has been declared effective by the SEC; (iv) the Trust shares will be issued in compliance in all material respects with all applicable federal laws; (v) the Trust will remain registered under and will comply in all material respects with the 1940 Act during the term of this Agreement; (vi) each Fund of the Trust will maintain its qualification as a "regulated investment company" under Subchapter M of the Code and will comply with the diversification standards prescribed in Section 817(h) of the Code and the regulations thereunder to the extent applicable to funds underlying insurance company separate accounts; and (vii) the investment policies of each Fund are in material compliance with any investment restrictions set forth on Schedule 4 to this Agreement. The Trust, however, makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state. The Trust will notify the Company promptly if for any reason it is unable to perform its obligations under this Agreement.

3.3. Distributor. The Distributor represents and warrants that: (i) the Distributor is a limited partnership duly organized and in good standing under New York law; (ii) the Distributor is registered as a broker-dealer under federal and applicable state securities laws and is a member of the NASD; and (iii) the Distributor is registered as an investment adviser under federal securities laws. The Distributor will notify the Company promptly if for any reason it is unable to perform its obligations under this Agreement.

3.4. Legal Authority. Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms and will not violate its charter documents or by-laws, rules or regulations, or any agreement to which it is a party.

3.5. Bonding Requirement. Each party represents and warrants that all of its directors, officers, partners and employees, as applicable, dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the amount required by the applicable rules of the NASD and the federal securities laws. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. All parties shall make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, shall provide evidence thereof promptly to any other party upon written request therefor, and shall notify the other parties promptly in the event that such coverage no longer applies.

                                   ARTICLE IV
                             Regulatory Requirements

4.1. Trust Filings. The Trust shall amend the Trust's Registration Statement and the Trust's 1940 Act Registration Statement from time to time as required in order to effect the continuous offering of Trust shares in compliance with applicable law and to maintain the Trust's registration under the 1940 Act for so long as Trust shares are sold.

4.2. Contracts Filings. The Company shall amend the Contracts' Registration Statement and the Account's 1940 Act Registration Statement from time to time as required in order to effect the continuous offering of the Contracts in compliance with applicable law or as may otherwise be required by applicable law, but in any event shall maintain a current effective Contracts' Registration Statement and the Account's registration under the 1940 Act for so long as the Contracts are outstanding unless the Company has supplied the Trust with an SEC no-action letter, opinion of counsel or other evidence satisfactory to the Trust's counsel to the effect that maintaining such Registration Statement on a current basis is no longer required. The Company shall be responsible for filing all such Contract forms, applications, marketing materials and other documents relating to the Contracts and/or the Account with state insurance commissions, as required or customary, and shall use its best efforts: (i) to obtain any and all approvals thereof, under applicable state insurance law, of each state or other jurisdiction in which Contracts are or may be offered for sale; and (ii) to keep such approvals in effect for so long as the Contracts are outstanding.

4.3. Voting of Trust Shares. With respect to any matter put to vote by the holders of Trust shares ("Voting Shares"), the Company will provide "pass-through" voting privileges to owners of Contracts registered with the SEC as long as the 1940 Act requires such privileges in such cases. In cases in which "pass-through" privileges apply, the Company will (i) provide for the solicitation of voting instructions from Contract Owners of SEC-registered Contracts; (ii) vote Voting Shares attributable to Contract Owners in accordance with instructions or proxies timely received from such Contract Owners; and (iii) vote Voting Shares held by it that are not attributable to reserves for SEC-registered Contracts or for which it has not received timely voting instructions in the same proportion as instructions received in a timely fashion from Owners of SEC-registered Contracts. The Company shall be responsible for ensuring that it calculates "pass-through" votes for the Account in a manner consistent with the provisions set forth above and with other Participating Insurance Companies. Neither the Company nor any of its affiliates will in any way recommend action in connection with, or oppose or interfere with, the solicitation of proxies for the Trust shares held for such Contract Owners, except with respect to matters as to which the Company has the right under Rule 6e-2 or 6e-3(T) under the 1940 Act, to vote Voting Shares without regard to voting instructions from Contract Owners. The Trust shall comply with all provisions of the 1940 Act requiring voting by shareholders, as they may be amended from time to time. Further, the Trust will act in accordance with the SEC's interpretation of the requirements of Section 16 of the 1940 Act with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

4.4. State Insurance Restrictions. The Company: shall notify the Trust of any applicable state insurance laws of which it becomes aware that restrict the Trust's investments or otherwise affect the operation of the Trust or the Distributor, shall notify the Trust of any changes in such laws and acknowledges and agrees that neither the Trust nor the Distributor shall bear any responsibility for determination of the applicability of such laws to the Trust's investments or the Trust's or Distributor's operations.
     Schedule 4 sets forth the investment restrictions that the Company and/or other Participating Insurance Companies have determined are applicable to any Fund and with which the Trust has agreed to comply as of the date of this Agreement. The Company shall inform the Trust of any investment restrictions imposed by state insurance law of which the Company becomes aware that may become applicable to the Trust or a Fund from time to time as a result of the Account's investment therein, other than those set forth on Schedule 4 to this Agreement. Upon receipt of any such information from the Company or any other Participating Insurance Company, the Trust shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Trust determines that it is not in the best interests of shareholders (it being understood that "shareholders" for this purpose shall mean Product Owners) to comply with a restriction determined to be applicable by the Company, the Trust shall so inform the Company, and the Trust and the Company shall discuss alternative accommodations in the circumstances up to and including giving the Company the right to discontinue offering the Trust and/or any applicable Fund as an investment option under the Contracts issued in a state. If the Trust determines that it is in the best interests of shareholders to comply with such restrictions, the Trust and the Company shall amend Schedule 4 to this Agreement to reflect such restrictions, subject to obtaining any required shareholder approval thereof.

4.5. Drafts of Filings. The Trust and the Company shall provide to each other copies of draft versions of any Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations for voting instructions, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, prepared by or on behalf of either of them and that mentions the other party by name. Such drafts shall be provided to the other party sufficiently in advance of filing such materials with regulatory authorities in order to allow such other party a reasonable opportunity to review the materials.

4.6. Copies of Filings. The Trust and the Company shall provide to each other at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations of voting instructions, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Trust, the Contracts or the Account, as the case may be, promptly after the filing by or on behalf of each such party of such document with the SEC or other regulatory authorities (it being understood that this provision is not intended to require the Trust to provide to the Company copies of any such documents prepared, filed or used by Participating Investors other than the Company and the Account).

4.7. Regulatory Responses. Each party shall promptly provide to all other parties copies of responses to no-action requests, notices, orders and other rulings received by such party with respect to any filing covered by
     Section 4.6 of this Agreement.

         4.8.     Complaints and Proceedings

(a)  The Trust and/or the Distributor shall  immediately  notify the Company of:
     (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Trust's Registration Statement or the Prospectus of any Series or Class; (ii) any request by the SEC for any amendment to the Trust's Registration Statement or the Prospectus of any Series or Class; (iii) the initiation of any proceedings for that purpose or for any other purposes relating to the registration or offering of the Trust shares; or (iv) any other action or circumstances that may prevent the lawful offer or sale of Trust shares or any Class or Series in any state or jurisdiction, including, without limitation, any circumstance in which (A) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (B) such law precludes the use of such shares as an underlying investment medium for the Contracts. The Trust will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b) The Company shall immediately notify the Trust and the Distributor of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Contracts' Registration Statement or the Contracts' Prospectus; (ii) any request by the SEC for any amendment to the Contracts' Registration Statement or Prospectus; (iii) the initiation of any proceedings for that purpose or for any other purposes relating to the registration or offering of the Contracts; or (iv) any other action or circumstances that may prevent the lawful offer or sale of the Contracts or any class of Contracts in any state or jurisdiction, including, without limitation, any circumstance in which such Contracts are not registered, qualified and approved, and, in all material respects, issued and sold in accordance with applicable state and federal laws. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(c) Each party shall immediately notify the other parties when it receives notice, or otherwise becomes aware of, the commencement of any litigation or proceeding against such party or a person affiliated therewith in connection with the issuance or sale of Trust shares or the Contracts.

(d) The Company shall provide to the Trust and the Distributor any complaints it has received from Contract Owners pertaining to the Trust or a Fund, and the Trust and Distributor shall each provide to the Company any complaints it has received from Contract Owners relating to the Contracts.

4.9. Cooperation. Each party hereto shall cooperate with the other parties and all appropriate government authorities (including without limitation the SEC, the NASD and state securities and insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry by any such authority relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information. The Trust agrees to provide the Company with any information not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contract in any applicable state.

                                    ARTICLE V
               Sale, Administration and Servicing of the Contracts

5.1. Sale of the Contracts. The responsibilities of the Company and the Distributor as to the sale of the Contracts are as set forth on Appendix A.

5.2. Administration and Servicing of the Contracts. The responsibilities of the Company and the Distributor as to administration and servicing of the Contracts are as set forth in Appendix A.

5.3. Customer Complaints. The Company shall promptly address all customer complaints and resolve such complaints consistent with high ethical standards and principles of ethical conduct.

5.4. Trust Prospectuses and Reports.  The  responsibilities of the Company,  the
     Distributor and the Trust as to the provision of Trust prospectuses and reports are as set forth in Appendix A.

5.5. Performance Information. The Distributor shall be responsible for calculating the performance information for the Funds. The Company shall be responsible for calculating the performance information for the Contracts. The Distributor shall be liable to the Company for any material mistakes it makes in calculating the performance information for the Funds which cause losses to the Company. The Company shall be liable to the Distributor for any material mistakes it makes in calculating the performance information for the Contracts which cause losses to the Distributor. Each party shall be liable for any material mistakes it makes in reproducing the performance information for Contracts or the Funds, as appropriate. The Trust and the Distributor agree to provide the Company with performance information for the Funds on a timely basis to enable the Company to calculate performance information for the Contracts in accordance with applicable state and federal law.

5.6. Advertising Material. The responsibilities and obligations of the parties with respect to the Trust's and Contracts' advertising material shall be as set forth in Appendix A.

5.7. Trademarks, Names, Logos, etc. The parties agree that the use of any company names, tradenames, trademarks, servicemarks and logos by the parties shall be governed by the applicable provisions of the Master Agreement dated February 1, 1999 between the Company, the Distributor, American Centurion Life Assurance Company, IDS Life Insurance Company, IDS Life Insurance Company of New York, American Express Financial Advisors Inc., and American Express Service Corporation (the "Master Agreement").

5.8. Representations by Company. Except with the prior written consent of the Trust, the Company shall not give any information or make any representations or statements about the Trust or the Funds nor shall it authorize or allow any other person to do so except information or representations contained in the Trust's Registration Statement or the Trust's Prospectuses or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved in writing by the Trust or its designee in accordance with this Article V, or in published reports or statements of the Trust in the public domain.

5.9. Representations by Trust. Except with the prior written consent of the Company, the Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Account or the Contracts nor shall it authorize or allow any other person to do so other than the information or representations contained in the Contracts' Registration Statement or Contracts' Prospectus or in published reports of the Account which are in the public domain or in sales literature or other promotional material approved in writing by the Company or its designee in accordance with this Article V.

5.10.Advertising. For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, any material constituting sales literature or advertising under the NASD rules, the 1940 Act or the 1933 Act.

                                   ARTICLE VI
                              Compliance with Code

6.1. Section 817(h). Each Fund of the Trust shall comply with Section 817(h) of the Code and the regulations issued thereunder to the extent applicable to the Fund as an investment company underlying the Account and the Trust and the Distributor shall use their best efforts to ensure that each Fund will continue to so comply. The Trust and the Distributor shall notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that it might not so comply in the future. In the event a Fund of the Trust fails to comply with such sections of the Code or regulations thereunder, the Trust and the Distributor will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

6.2. Subchapter M. Each Fund of the Trust shall maintain the qualification of the Fund as a regulated investment company (under Subchapter M or any successor or similar provision) and the Trust and the Distributor shall use their best efforts to ensure that each Fund will continue to so qualify. The Trust and the Distributor shall notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

6.3. Contracts. The Company ensures that the Contracts qualify for treatment as annuity contracts, upon their availability, under the Code. The Company shall use its best efforts to ensure that the Contracts continue to qualify for such treatment. The Company shall notify the Distributor immediately upon having a reasonable basis for believing that Contracts have ceased to qualify for treatment as annuity contracts under the Code or that they might not so qualify in the future.

                                   ARTICLE VII
                                    Expenses

7.1. Expenses. All expenses incident to each party's performance under this Agreement (including expenses expressly assumed by such party pursuant to this Agreement) shall be paid by such party to the extent permitted by law.

7.2. Trust Expenses. Expenses incident to the Trust's performance of its duties and obligations under this Agreement are as set forth in Appendix A.

7.3. Company Expenses. Expenses incident to the Company's performance of its duties and obligations under this Agreement are as set forth in Appendix A.

7.4. 12b-1 Payments. The Trust shall pay no fee or other compensation to the Company under this Agreement, except that if the Trust or any Series or Class adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then payments may be made to the Company in accordance with such plan. The Trust currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or in contravention of such rule, although it may make payments pursuant to Rule 12b-1 in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 and such formulation is required by the 1940 Act or any rules or order thereunder, the Trust undertakes to have a Board of Trustees, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

                                  ARTICLE VIII
                               Potential Conflicts

8.1. Exemptive Order. The parties to this Agreement acknowledge that the Trust has filed an application with the SEC to request an order (the "Exemptive Order") granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Trust shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and other Qualified Persons (as defined in Section 2.8 hereof). It is anticipated that the Exemptive Order, when and if issued, shall require the Trust and each Participating Insurance Company to comply with conditions and undertakings substantially as provided in this Article VIII. The Trust will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings on that company as are imposed on the Company pursuant to this
     Article VIII.

8.2. Company Monitoring Requirements. The Company will monitor its operations and those of the Trust for the purpose of identifying any material irreconcilable conflicts or potential material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts, it is being understood that the Company is assuming the obligation to monitor the operations of the Trust solely to comply with the explicit terms of the Exemptive Order and further, that such monitoring is for the sole purpose of identifying any conflicts that would affect its policyowners and would be limited to monitoring the operations of the Trust based on information provided to the Company by the Trust.

8.3. Company Reporting Requirements. The Company shall report any conflicts or potential conflicts of which it is aware to the Trust Board and will provide the Trust Board, at least annually, with all information reasonably necessary for the Trust Board to consider any issues raised by such existing or potential conflicts or by the conditions and undertakings required by the Exemptive Order. The Company also shall assist the Trust Board in carrying out its obligations including, but not limited to: (a) informing the Trust Board whenever it disregards Contract Owner voting instructions with respect to variable life insurance policies, and (b) providing such other information and reports as the Trust Board may reasonably request. The Company will carry out these obligations with a view only to the interests of Contract Owners.

8.4. Trust Board Monitoring and Determination. The Trust Board shall monitor the Trust for the existence of any material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts and determine what action, if any, should be taken in response to those conflicts. A majority vote of Trustees who are not interested persons of the Trust as defined in the 1940 Act (the "disinterested trustees") shall represent a conclusive determination as to the existence of a material irreconcilable conflict between or among the interests of Product Owners and Participating Plans and as to whether any proposed action adequately remedies any material irreconcilable conflict. The Trust Board shall give prompt written notice to the Company and Participating Plan of any such determination.

8.5. Undertaking to Resolve Conflict. In the event that a material irreconcilable conflict of interest arises between Product Owners of variable life insurance policies or Product Owners of variable annuity contracts and Participating Plans, the Company will, at its own expense, take whatever action is necessary to remedy such conflict as it adversely affects Contract Owners up to and including (1) establishing a new registered management investment company, and (2) withdrawing assets from the Trust attributable to reserves for the Contracts subject to the conflict and reinvesting such assets in a different investment medium (including another Fund of the Trust) or submitting the question of whether such withdrawal should be implemented to a vote of all affected Contract Owners, and, as appropriate, segregating the assets supporting the Contracts of any group of such owners that votes in favor of such withdrawal, or offering to such owners the option of making such a change. The Company will carry out the responsibility to take the foregoing action with a view only to the interests of Contract Owners.

8.6. Withdrawal. If a material irreconcilable conflict arises because of the Company's decision to disregard the voting instructions of Contract Owners of variable life insurance policies and that decision represents a minority position or would preclude a majority vote at any Fund shareholder meeting, then, at the request of the Trust Board, the Company will redeem the shares of the Trust to which the disregarded voting instructions relate. No charge or penalty, however, will be imposed in connection with such a redemption.

8.7. Expenses Associated with Remedial Action. In no event shall the Trust be required to bear the expense of establishing a new funding medium for any Contract. The Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict.

8.8. Successor Rules. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provisions of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the Exemptive Order, then (i) the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, as applicable, to the extent such rules are applicable, and (ii) Sections
     8.2 through 8.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                                   ARTICLE IX
                                 Indemnification

9.1. Indemnification by the Company. The Company hereby agrees to, and shall, indemnify and hold harmless the Trust, the Distributor and each person who controls or is affiliated with the Trust or the Distributor within the meaning of such terms under the 1933 Act or 1940 Act (but not any Participating Insurance Companies or Qualified Persons) and any officer, trustee, partner, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and with the written consent of the Company any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

(a) arise out of or are based upon any untrue statement of any material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature or other promotional material prepared by the Company for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Trust or the Distributor for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts or sales literature or promotional material for the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(b) arise out of any untrue statement of a material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust or the Contracts (prepared by the Trust) (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust or Distributor in writing by or on behalf of the Company; or

(c) arise out of or are based upon conduct set forth in Section 9.1(c) of Appendix A; or

(d) arise as a result of any failure by the Company or persons under its control (or subject to its authorization) to provide services, furnish materials or make payments as required under this Agreement; or

(e) arise out of any material breach by the Company or persons under its control (or subject to its authorization) of this Agreement; or

(f) any breach of any warranties contained in Article III hereof, any failure to transmit a request for redemption or purchase of Trust shares or payment therefor on a timely basis in accordance with the procedures set forth in
     Article II, or any unauthorized use of the names or trade names of the Trust or the Distributor.

This  indemnification  is in  addition  to any  liability  that the  Company may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification. Any loss, claim, damage or liability that may arise out of Sections 5.7 and 10.7 and Article XIV hereof are excluded from indemnification under this Section 9.1.

9.2. Indemnification by the Trust. The Trust hereby agrees to, and shall, indemnify and hold harmless the Company and each person who controls or is affiliated with the Company within the meaning of such terms under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and with the written consent of the Trust any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

(a) arise out of or are based upon any untrue statement of any material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust or the Distributor in writing by or on behalf of the Company for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(b) arise out of any untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Trust or on its behalf to the Company; or

(c) arise out of or are based upon wrongful conduct of the Trust or its Trustees or officers with respect to the sale of Trust shares; or

(d) arise as a result of any failure by the Trust to provide services, furnish materials or make payments as required under the terms of this Agreement including, but not limited to, any material errors in or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate (referred to in this Section 9.2(d) as an "error"); provided, that the foregoing shall not apply where such error is the result of incorrect information supplied by or on behalf of the Company to the Trust or the Distributor, and shall be limited to (i) reasonable administrative costs necessary to correct such error, (ii) amounts which the Company has overpaid Contact Owners as a result of such error and which the parties agree it is unreasonable to recoup from such Contract Owners; and (iii) amounts which the Company has paid out of its own resources to make Contract Owners whole as a result of such error; or

(e) arise out of any material breach by the Trust of this Agreement (including any breach of Section 6.1 of this Agreement and any warranties contained in
     Article III hereof);

it being understood that in no way shall the Trust be liable to the Company with respect to any violation of insurance law to which it may be subject but of which it is unaware. This indemnification is in addition to any liability that the Trust may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification. Any loss, claim, damage or liability that may arise out of Sections 5.7 and 10.7 and Article XIV hereof are excluded from indemnification under this Section 9.2.

9.3. Indemnification by the Distributor. The Distributor hereby agrees to, and shall, indemnify and hold harmless the Company and each person who controls or is affiliated with the Company within the meaning of such terms under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

(a) arise out of or are based upon any untrue statement of any material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing by the Company to the Trust or Distributor for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(b) arise out of any untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Distributor or on its behalf to the Company; or

(c) arise out of or are based upon conduct set forth in Section 9.3(c) of Appendix A; or

(d) arise as a result of any failure by the Trust, Distributor or persons under their respective control to provide services, furnish materials or make payments as required under the terms of this Agreement including, but not limited to, any material errors in or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate (referred to in this Section 9.3(d) as an "error"); provided, that the foregoing shall not apply where such error is the result of incorrect information supplied by or on behalf of the Company to the Trust or the Distributor, and shall be limited to (i) reasonable administrative costs necessary to correct such error, (ii) amounts which the Company has overpaid Contact Owners as a result of such error, and which the parties agree it is unreasonable to recoup from such Contract Owners; and (iii) amounts which the Company has paid out of its own resources to make Contract Owners whole as a result of such error; or

(e) arise out of any material breach by the Trust, Distributor or persons under their respective control of this Agreement (including any breach of Section
     6.1 of this Agreement and any warranties contained in Article III hereof) or any unauthorized use of the names or trade names of the Company;

it being understood that in no way shall the Distributor be liable to the Company with respect to any violation of insurance law to which it may be subject but of which it is unaware. This indemnification is in addition to any liability that the Distributor may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification. Any loss, claim, damage or liability that may arise out of Sections 5.7 and 10.7 and
Article XIV hereof are excluded from indemnification under this Section 9.3.

9.4. Rule of Construction. It is the parties' intention that, in the event of an occurrence for which the Trust has agreed to indemnify the Company, the Company shall seek indemnification from the Trust only in circumstances in which the Trust is entitled to seek indemnification from a third party with respect to the same event or cause thereof.

9.5. Indemnification Procedures. After receipt by a party, or any partner, officer, director, employee or agent of any party, entitled to indemnification under this Article IX ("indemnified party") of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Article IX ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable after the summons or other first written notification giving information of the nature of the claim has been served upon the indemnified party; provided that the failure to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel satisfactory to the indemnified party to represent the indemnified party in the proceeding, and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX. The indemnification provisions contained in this Article IX shall survive any termination of this Agreement.

                                    ARTICLE X
                    Relationship of the Parties; Termination


10.1.Non-Exclusivity and Non-Interference. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust shares may be sold to other insurance companies and investors (subject to Section 2.8 hereof) and the cash value of the Contracts may be invested in other investment companies; provided, however, that until this Agreement is terminated pursuant to this Article X:

(a) the Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act;

(b) the Company shall not, without the prior written consent of the Distributor (unless otherwise required by applicable law), solicit, induce or encourage Contract Owners to change or modify the Trust to change the Trust's distributor or investment adviser, to transfer or withdraw Contract Values allocated to a Fund, or to exchange their Contracts for contracts not allowing for investment in the Trust;

(c) the Company shall not substitute another investment company for one or more Funds without providing written notice to the Distributor at least 60 days in advance of effecting any such substitution; and

(d) the Company shall not withdraw the Account's investment in the Trust or a Fund of the Trust except as necessary to facilitate Contract Owner requests and routine Contract processing.

10.2.Termination of Agreement. This Agreement shall not terminate until (i) the Trust is dissolved, liquidated, or merged into another entity, or (ii) as to any Fund that has been made available hereunder, the Account no longer invests in that Fund and the Company has confirmed in writing to the Distributor, if so requested by the Distributor, that it no longer intends to invest in such Fund. After an initial term of three years from February 1, 1999 (the Effective Date of the Master Agreement), each party shall have the right, in its sole discretion, to terminate this Agreement upon the expiration of 180 days after the receipt by the other parties of written notice of termination from the party terminating this Agreement. However, certain obligations of, or restrictions on, the parties to this Agreement may terminate as provided in Sections 10.3 through 10.5 and the Company may be required to redeem Trust shares pursuant to Section 10.7 or in the circumstances contemplated by Article VIII. Article IX and Sections 5.7 and
     10.7 shall survive any termination of this Agreement.

10.3.Termination of Offering of Trust Shares. The obligation of the Trust and the Distributor to make Trust shares available to the Company for purchase pursuant to Article II of this Agreement shall terminate at the option of the Distributor, subject to compliance with applicable law, upon written notice to the Company as provided below:

         (a) upon institution of formal proceedings against the Company, by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Trust shares, which would, in the Distributor's reasonable judgment exercised in good faith, materially impair the Company's or Trust's ability to meet and perform the Company's or Trust's obligations and duties hereunder, such termination effective upon 15 days prior written notice;

         (b) in the event any of the Contracts are not registered where required and in all material respects are not issued or sold in accordance with applicable federal and/or state law, such termination effective immediately upon receipt of written notice;

         (c) if the Distributor shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Trust or the Distributor, such termination effective upon 30 days prior written notice;

         (d) if the Distributor suspends or terminates the offering of Trust shares of any Series or Class to all Participating Investors or only designated Participating Investors, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Distributor acting in good faith, suspension or termination is necessary in the best interests of the shareholders of any Series or Class (it being understood that "shareholders" for this purpose shall mean Product Owners), such notice effective immediately upon receipt of written notice;

         (e) upon the Company's assignment of this Agreement (including, without limitation, any transfer of the Contracts or the Account to another insurance company pursuant to an assumption reinsurance agreement) unless the Trust consents thereto, such termination effective upon 30 days prior written notice;

         (f) if the Company is in material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the Trust within 10 days after written notice of such breach has been delivered to the Company, such termination effective upon expiration of such 10-day period; or

         (g) upon the determination of the Trust's Board to dissolve, liquidate or merge the Trust as contemplated by Section 10.2(i), upon termination of the Agreement pursuant to Section 10.2(ii), or upon notice from the Company pursuant to Section
                  10.4 or 10.5, such termination pursuant hereto to be effective upon 15 days prior written notice.

Except  in the  case of an  option  exercised  under  clause  (b) or (d) of this
Section 10.3 or under Sections 10.2(i) or (ii), the obligations shall terminate only as to new Contracts and the Distributor shall continue to make Trust shares available to the extent necessary to permit owners of Contracts in effect on the effective date of such termination (hereinafter referred to as "Existing
Contracts") to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.

10.4.Termination of Investment in a Fund. The Company may elect to cease investing in a Fund, promoting a Fund as an investment option under the Contracts, or withdraw its investment or the Account's investment in a Fund, subject to compliance with applicable law, upon written notice to the Trust within 15 days of the occurrence of any of the following events (unless provided otherwise below):

         (a) if the Trust informs the Company pursuant to Section 4.4 that it will not cause such Fund to comply with investment restrictions as requested by the Company and the Trust and the Company are unable to agree upon any reasonable alternative accommodations;

         (b) if shares in such Fund are not reasonably available to meet the requirements of the Contracts as determined by the Company (including any non-availability as a result of notice given by the Distributor pursuant to Section 10.3(d)), and the Distributor, after receiving written notice from the Company of such non-availability, fails to make available, within 10 days after receipt of such notice, a sufficient number of shares in such Fund or an alternate Fund to meet the requirements of the Contracts; or

         (c) if such Fund fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure.

Such termination shall apply only as to the affected Fund and shall not apply to any other Fund in which the Company or the Account invests.

10.5.Termination of Investment by the Company. The Company may elect to cease investing in all Series or Classes of the Trust made available hereunder, promoting the Trust as an investment option under the Contracts, or withdraw its investment or the Account's investment in the Trust, subject to compliance with applicable law, upon written notice to the Trust within 15 days of the occurrence of any of the following events (unless provided otherwise below):

         (a) upon institution of formal proceedings against the Trust or the Distributor (but only with regard to the Trust) by the NASD, the SEC or any state securities or insurance commission or any other regulatory body;

         (b) if, with respect to the Trust or a Fund, the Trust or the Fund ceases to qualify as a regulated investment company under Subchapter M of the Code, as defined therein, or any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify, and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure within 30 days;

         (c) if the Trust or Distributor is in material breach of a provision of this Agreement, which breach has not been cured to the satisfaction of the Company within 10 days after written notice of such breach has been delivered to the Trust or the Distributor, as the case may be such termination effective upon expiration of such 10-day period;

         (d) If the Company shall determine, in its sole judgment exercised in good faith, that either (1) the Distributor shall have suffered a material adverse change in its business or financial condition or (2) the Distributor or the Trust shall have been the subject of material adverse publicity (excluding with respect to the Trust, market events impacting the Trust's performance) which is likely to have a material adverse impact upon the business and operations of the Company, such termination effective upon 30 days' prior written notice;

         (e) If the Company suspends or terminates the offering of the Contracts, if such action is required by law or by regulatory authorities have jurisdiction or if, in the sole discretion of the Company acting in good faith, suspension or termination is necessary in the best interest of Contract Owners, such notice effective immediately upon receipt of written notice; or

         (f)      Upon  the  Distributor's  or the  Trust's  assignment  of this
                  Agreement   unless  the   Company   consents   thereto,   such
                  termination effective upon 30 days' prior written notice.

10.6.Company Required to Redeem. The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Trust reasonably believes that any such Contracts may fail to so qualify, the Trust shall have the right to require the Company to redeem Trust shares attributable to such Contracts upon notice to the Company and the Company shall so redeem such Trust shares in order to ensure that the Trust complies with the provisions of Section 817(h) of the Code applicable to ownership of Trust shares. Notice to the Company shall specify the period of time the Company has to redeem the Trust shares or to make other arrangements satisfactory to the Trust and its counsel, such period of time to be determined with reference to the requirements of
     Section 817(h) of the Code. In addition, the Company may be required to redeem Trust shares pursuant to action taken or request made by the Trust Board in accordance with the Exemptive Order described in Article VIII or any conditions or undertakings set forth or referenced therein, or other SEC rule, regulation or order that may be adopted after the date hereof. The Company agrees to redeem shares in the circumstances described herein and to comply with applicable terms and provisions. Also, in the event that the Distributor suspends or terminates the offering of a Series or Class pursuant to Section 10.3(d) of this Agreement, the Company, upon request by the Distributor, will cooperate in taking appropriate action to withdraw the Account's investment in the respective Fund.

10.7.Confidentiality.   Each  party's   obligation  to  keep   confidential  any
     information acquired as a result of this Agreement shall be governed by the applicable provisions of the Master Agreement.

                                   ARTICLE XI
                 Applicability to New Accounts and New Contracts

         The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts, any Series or Class, additions of new classes of Contracts to be issued by the Company and separate accounts therefor investing in the Trust. Such amendments may be made effective by executing the form of amendment included on each schedule attached hereto. The provisions of this Agreement shall be equally applicable to each such class of Contracts, Series, Class or separate account, as applicable, effective as of the date of amendment of such Schedule, unless the context otherwise requires. The parties to this Agreement may amend this Agreement from time to time by written agreement signed by all of the parties.

                                   ARTICLE XII
                           Notice, Request or Consent

         Any notice, request or consent to be provided pursuant to this Agreement is to be made in writing and shall be given:

                  If to the Trust:
                           Douglas C. Grip
                           President
                           Goldman Sachs Variable Insurance Trust
                           One New York Plaza
                           New York, NY  10004

                  If to the Distributor:
                           Douglas C. Grip
                           Vice President
                           Goldman Sachs & Co.
                           One New York Plaza
                           New York, NY  10004

                  If to the Company:
                           James E. Choat
                           President and Chief Executive Officer
                           American Enterprise Life Insurance Company
                           80 South 8th Street
                           Minneapolis, MN  55402

                  With a Copy To:
                           Law Department (Unit 52)
                           American Enterprise Life Insurance Company
                           80 South 8th Street
                           Minneapolis, MN  55402

or at such other address as such party may from time to time specify in writing to the other party. Each such notice, request or consent to a party shall be sent by registered or certified United States mail with return receipt requested or by overnight delivery with a nationally recognized courier or such other method as agreed to by the parties, and shall be effective upon receipt. Notices pursuant to the provisions of Article II may be sent by facsimile to the person designated in writing for such notices.

                                  ARTICLE XIII
                                  Miscellaneous

13.1.Interpretation. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of Delaware, without giving effect to the principles of conflicts of laws, subject to the following rules:

         (a) This Agreement shall be subject to the provisions of the 1933 Act, 1940 Act and Securities Exchange Act of 1934, as amended, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

         (b) The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         (d) The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.2.Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

13.3.No   Assignment.   Neither  this  Agreement  nor  any  of  the  rights  and
     obligations hereunder may be assigned by the Company, the Distributor or the Trust without the prior written consent of the other parties.

13.4.Declaration of Trust. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as trustees, and is not binding upon any of the Trustees, officers or shareholders of the Trust individually, but binding only upon the assets and property of the Trust. No Series of the Trust shall be liable for the obligations of any other Series of the Trust.

                                   ARTICLE XIV
                               Year 2000 Warranty

         The   agreement   among   the   parties   with   regard  to  Year  2000
representations and warranties shall be as set forth in Section 10.6 of the Master Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.


                                    GOLDMAN SACHS VARIABLE INSURANCE TRUST
                                               (Trust)



Date:  April 1, 1999                By: /s/ ______________________________

                                            Name:    Michael J. Richman
                                            Title:   Secretary

                                    GOLDMAN, SACHS & CO.
                                            (Distributor)



Date:   April 1, 1999               By:___/s/_____________________________
                                            Name:    Douglas C. Grip
                                            Title:   Managing Director



                                    AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                               (Company)



Date: April 1, 1999___     By:___/s/______________________________________
                                            Name:    James E. Choat
                                            Title:   President



                                    ATTEST



Date: April 1, 1999_                By:___/s/_____________________________
                                            Name:    Mary Ellyn Minenko
                                            Title:   Assistant Secretary

                                   Schedule 1

                             Accounts of the Company
                             Investing in the Trust

Effective as of the date the Agreement was executed, the following separate accounts of the Company are subject to the Agreement:


------------------------------- ---------------------------- ---------------------------- ============================

                                Date Established by
Name of Account                 Board of Directors of the    SEC 1940 Act Registration    Type of Product Supported
                                Company                      Number                       by Account
------------------------------- ---------------------------- ---------------------------- ============================
American Enterprise Variable    July 15, 1987                811-7195                     Variable Annuities
Annuity Account
------------------------------- ---------------------------- ---------------------------- ============================
------------------------------- ---------------------------- ---------------------------- ============================

------------------------------- ---------------------------- ---------------------------- ============================
------------------------------- ---------------------------- ---------------------------- ============================

------------------------------- ---------------------------- ---------------------------- ============================

============================== ============================ ===========================
Name of Subaccount             Investing in Fund or Fund    Date Established by Board
                               Series                       of Directors of the
                                                            Company
============================== ============================ ===========================
JCG                            Goldman Sachs VIT Capital    January 20, 1999
                               Growth Fund
============================== ---------------------------- ===========================
JLG                            Goldman Sachs VIT CORE       January 20, 1999
                               Large Cap Growth Fund
------------------------------ ---------------------------- ===========================
JSE                            Goldman Sachs VIT CORE       January 20, 1999
                               Small Cap Equity Fund
------------------------------ ---------------------------- ===========================
------------------------------ ---------------------------- ===========================
JUS                            Goldman Sachs VIT CORE       January 20, 1999
                               U.S. Equity Fund
------------------------------ ---------------------------- ===========================
------------------------------ ---------------------------- ===========================
JGL                            Goldman Sachs VIT Global     January 20, 1999
                               Income Fund
------------------------------ ---------------------------- ===========================
------------------------------ ---------------------------- ===========================
JGR                            Goldman Sachs VIT Growth &   January 20, 1999
                               Income Fund
------------------------------ ---------------------------- ===========================
------------------------------ ---------------------------- ===========================
JIF                            Goldman Sachs VIT            January 20, 1999
                               International Equity Fund
------------------------------ ---------------------------- ===========================
------------------------------ ---------------------------- ===========================
JMC                            Goldman Sachs VIT Mid Cap    January 20, 1999
                               Equity Fund
------------------------------ ---------------------------- ===========================
------------------------------ ---------------------------- ===========================
JIE                            Goldman Sachs VIT CORE       January 20, 1999
                               International Equity Fund
------------------------------ ---------------------------- ===========================
------------------------------ ---------------------------- ===========================
JLV                            Goldman Sachs VIT CORE       January 20, 1999
                               Large Cap Value Fund
------------------------------ ---------------------------- ===========================
------------------------------ ---------------------------- ===========================
JSD                            Goldman Sachs VIT Short      January 20, 1999
                               Duration Government Fund
------------------------------ ---------------------------- ===========================
------------------------------ ---------------------------- ===========================
JBS                            Goldman Sachs VIT Balanced   January 20, 1999
                               Strategy Portfolio
------------------------------ ---------------------------- ===========================
------------------------------ ---------------------------- ===========================
JCS                            Goldman Sachs VIT            January 20, 1999
                               Conservative Strategy
                               Portfolio
------------------------------ ---------------------------- ===========================
------------------------------ ---------------------------- ===========================
JGI                            Goldman Sachs VIT Growth     January 20, 1999
                               and Income Strategy
                               Portfolio
------------------------------ ---------------------------- ===========================
------------------------------ ---------------------------- ===========================
JGS                            Goldman Sachs VIT Growth     January 20, 1999
                               Strategy Portfolio
------------------------------ ---------------------------- ===========================
------------------------------ ---------------------------- ===========================
JAG                            Goldman Sachs VIT            January 20, 1999
                               Aggressive Growth Strategy
                               Portfolio
------------------------------ ---------------------------- ===========================



---------------------------------------------------------------------------------------


                        [Form of Amendment to Schedule 1]

Effective as of              , the following separate accounts of the Company
are hereby added to this Schedule 1 and made subject to ------------
the Agreement:


------------------------------- ---------------------------- ---------------------------- ============================
                                Date Established by
Name of Account                 Board of Directors of the    SEC 1940 Act Registration    Type of Product Supported
                                Company                      Number                       by Account
------------------------------- ---------------------------- ---------------------------- ============================

------------------------------- ---------------------------- ---------------------------- ============================
------------------------------- ---------------------------- ---------------------------- ============================

------------------------------- ---------------------------- ---------------------------- ============================
------------------------------- ---------------------------- ---------------------------- ============================

------------------------------- ---------------------------- ---------------------------- ============================


============================== ============================ ===========================
Name of Subaccount             Investing in Fund or Fund    Date Established by Board
                               Series                       of Directors of the
                                                            Company
============================== ============================ ===========================

============================== ---------------------------- ===========================

------------------------------ ---------------------------- ===========================

------------------------------ ---------------------------- ===========================

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Schedule 1 in accordance with Article XI of the Agreement.





Goldman Sachs Variable Insurance Trust                    American Enterprise
                                                          Life Insurance Company

Goldman, Sachs & Co.
                                                                       Attest

                                   Schedule 2

                              Classes of Contracts
                         Supported by Separate Accounts
                              Listed on Schedule 1


Effective as of the date the Agreement was executed, the following classes of Contracts are subject to the Agreement:


------------------------------- ---------------------------- ---------------------------- ============================
                                SEC 1933 Act Registration
Contract Marketing Name         Number                       Contract Form Number         Annuity or Life
------------------------------- ---------------------------- ---------------------------- ============================
Goldman Sachs Variable Annuity  333-67595                    43350 and state variations   Annuity
                                                             thereof
------------------------------- ---------------------------- ---------------------------- ============================
------------------------------- ---------------------------- ---------------------------- ============================

------------------------------- ---------------------------- ---------------------------- ============================
------------------------------- ---------------------------- ---------------------------- ============================

------------------------------- ---------------------------- ---------------------------- ============================



----------------------------------------------------------------------------------------------------------------------


                        [Form of Amendment to Schedule 2]

Effective as of _______, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:


------------------------------- ---------------------------- ---------------------------- ============================
Contract Marketing Name         SEC 1933 Act Registration
                                Number                       Contract Form Number         Annuity or Life
------------------------------- ---------------------------- ---------------------------- ============================

------------------------------- ---------------------------- ---------------------------- ============================
------------------------------- ---------------------------- ---------------------------- ============================

------------------------------- ---------------------------- ---------------------------- ============================
------------------------------- ---------------------------- ---------------------------- ============================

------------------------------- ---------------------------- ---------------------------- ============================


IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Schedule 2 in accordance with Article XI of the Agreement.





Goldman Sachs Variable Insurance Trust                   American Enterprise
                                                         Life Insurance Company

Goldman, Sachs & Co.
                                                                       Attest

                                   Schedule 3

             Trust Classes and Series (and Corresponding Subaccount)
                                 Available Under
                             Each Class of Contracts


Effective as of the date the Agreement was executed, the following Trust Classes and Series are available under the Contracts:

 -------------------------------------------------- ============================================================
 Contract Marketing Name                            Trust Classes and Series (Subaccount)
 -------------------------------------------------- ============================================================
 Goldman Sachs Variable Annuity                     Goldman Sachs VIT Capital Growth Fund (JCG)
                                                    Goldman Sachs VIT CORE Large Cap Growth Fund (JLG)
                                                    Goldman Sachs VIT CORE Small Cap Equity Fund (JSE)
                                                    Goldman Sachs VIT CORE U.S. Equity Fund (JUS)
                                                    Goldman Sachs VIT Global Income Fund (JGL)
                                                    Goldman Sachs VIT Growth and Income Fund (JGR)
                                                    Goldman Sachs VIT International Equity Fund (JIF)
                                                    Goldman Sachs VIT Mid Cap Equity Fund (JMC)
                                                    Goldman Sachs VIT CORE International Equity Fund (JIE)
                                                    Goldman Sachs VIT CORE Large Cap Value Fund (JLV)
                                                    Goldman Sachs VIT Short Duration Government Fund (JSD)
                                                    Goldman Sachs VIT Balanced Strategy Portfolio (JBS)
                                                    Goldman Sachs VIT Conservative Strategy Portfolio (JCS)
                                                    Goldman Sachs VIT Growth and Income Strategy Portfolio
                                                    (JGI)
                                                    Goldman Sachs VIT Growth Strategy Portfolio (JGS)
                                                    Goldman Sachs VIT Aggressive Growth Strategy Portfolio
                                                    (JAG)
 -------------------------------------------------- ============================================================
 -------------------------------------------------- ============================================================

 -------------------------------------------------- ============================================================



----------------------------------------------------------------------------------------------------------------


                        [Form of Amendment to Schedule 3]

Effective as of __________________, this Schedule 3 is hereby amended to reflect the following changes in Trust Classes and Series:

 -------------------------------------------------- =======================================================
 Contract Marketing Name                            Trust Classes and Series (Subaccount)
 -------------------------------------------------- =======================================================

 -------------------------------------------------- =======================================================
 -------------------------------------------------- =======================================================

 -------------------------------------------------- =======================================================
 -------------------------------------------------- =======================================================

 -------------------------------------------------- =======================================================

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Schedule 3 in accordance with Article XI of the Agreement.



Goldman Sachs Variable Insurance Trust                    American Enterprise
                                                          Life Insurance Company

Goldman, Sachs & Co.
                                                                       Attest

                                   Schedule 4

                             Investment Restrictions
                             Applicable to the Trust

Effective as of the date the Agreement was executed, the following investment restrictions are applicable to the Trust:





-----------------------------------------------------------------------------


                        [Form of Amendment to Schedule 4]


Effective as of ___________________, this Schedule 4 is hereby amended to reflect the following changes:








IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Schedule 4 in accordance with Article XI of the Agreement.






Goldman Sachs Variable Insurance Trust                    American Enterprise
                                                          Life Insurance Company

Goldman, Sachs & Co.
                                                                       Attest

                                   Appendix A


         "GS Annuity" and "AEFA Annuities" as used in this Appendix A shall have the meanings set forth in the Master Agreement. The GS Annuity and AEFA Annuity shall individually and collectively be referred to in this Appendix A as "Contracts," as appropriate.

         5.1      Sale of Contracts.

(a) GS Annuity. The Company shall be responsible for the sale of the GS Annuity through selling broker-dealers and their affiliated insurance agencies which have entered into a selling agreement for the GS Annuity with the Company and American Express Service Corporation in accordance with the terms of the Wholesaling Agreement dated February 1, 1999, by and among the Company, the Distributor, American Express Service Corporation and Goldman Sachs Insurance Agency, Inc. The Distributor, in its capacity as exclusive wholesaler, shall be fully responsible for developing, implementing, and managing the marketing program for, and marketing, the GS Annuity. The parties will administer and service the GS Annuity as set forth in section
     5.2 (a) in accordance with federal and state law and will allocate expenses as between the Company and the Trust as set forth in Sections 7.3 and 7.4. The Company, through its agreements with selling broker dealers, shall ensure that each sale of a Contract satisfies applicable suitability requirements under insurance and securities laws and regulations, including without limitation the rules of the NASD. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust and the Distributor that is intended for use only by brokers or agents selling the GS Annuity (i.e., information that is not intended for distribution to Contract Owners or offerees) is so used.

(b) AEFA Annuities: The Company shall be responsible for the sale and marketing of the AEFA Annuities through selling broker-dealers and their affiliated insurance agencies which have entered into a selling agreement for the AEFA Annuities with Company and American Express Service Corporation in accordance with the terms of the Master Agreement. The parties will administer and service the AEFA Annuities as set forth in Section 5.2 (b) in accordance with federal and state law and will allocate expenses as between the Company and the Trust as set forth in Sections 7.3 and 7.4. The Company shall ensure that all persons offering the AEFA Annuities are duly licensed and registered under applicable insurance and securities laws. The Company shall ensure that each sale of a Contract satisfies applicable suitability requirements under insurance and securities laws and regulations, including without limitation the rules of the NASD. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust and the Distributor that is intended for use only by brokers or agents selling the AEFA Annuities (i.e., information that is not intended for distribution to Contract Owners or offerees) is so used.

         5.2      Administration and Servicing of Contracts.

(a) GS Annuity: The Company shall be responsible for the issuance, service, service forms, and administration of the GS Annuity and for the administration of the Separate Accounts supporting such GS Annuity, such functions to be performed in all respects commensurate with those standards prevailing in the variable insurance industry. This administration will include:

                  (1) preparing, typesetting, and printing current GS Annuity prospectuses to be used in the solicitation of new sales;

                  (2) preparing, typesetting, printing, and mailing annual GS Annuity prospectuses to be sent to existing GS Annuity owners;

                  (3) mailing annual Fund prospectuses to existing GS Annuity owners;

                  (4)      preparing, typesetting,  printing, and mailing (where
                           required)   supplements   to   existing   GS  Annuity
                           prospectuses;

                  (5) mailing (where required) supplements to existing Fund prospectuses;

                  (6)      mailing periodic reports for the Fund prospectuses;
                           and

                  (7) timely payment of Contract Owner redemption requests and processing of GS Annuity transactions.

The Distributor shall be responsible for the following administrative tasks in connection with the GS Annuity:

                  (1) distributing current GS Annuity prospectuses to be used in solicitation of new sales; and

                  (2)      preparing,  typesetting,  printing  and  distributing
                           current   Fund   prospectuses   to  be  used  in  the
                           solicitation of new sales.

 The Trust shall perform the following services:

                        (1) preparing, typesetting and printing annual Fund
                            prospectuses to be sent to existing GS Annuity
                            Owners;

                        (2) preparing, typesetting and printing supplements to
                            existing Fund prospectuses;

                        (3) preparing, typesetting, printing and mailing proxy
                            materials for the Funds; and

                        (4) preparing, typesetting and printing periodic reports
                            for the Funds.

(b) AEFA Annuities: The Company shall be responsible for the issuance, service, and administration of the AEFA Annuities and for the administration of the Separate Accounts supporting such AEFA Annuities, such functions to be performed in all respects commensurate with those standards prevailing in the variable insurance industry. This administration will include:

                  (1) preparing, typesetting, printing and distributing current AEFA Annuities prospectuses to be used in the solicitation of new sales;

                  (2) printing and distributing current Fund prospectuses to be used in the solicitation of new sales;

                  (3)      preparing, typesetting,  printing, and mailing annual
                           AEFA   Annuities   prospectuses   to  existing   AEFA
                           Annuities owners;

                  (4) printing and mailing annual Fund prospectuses to existing AEFA Annuities owners;

                  (5) preparing, typesetting, printing, and mailing (where required) supplements to existing AEFA Annuities prospectuses;

                  (6) printing and mailing (where required) supplements to existing Fund prospectuses;

                  (7) printing and mailing periodic reports for the Fund prospectuses; and

                  (8) timely payment of Contract Owner redemption requests and processing of AEFA Annuities transactions.

The Distributor shall prepare and typeset current Fund prospectuses to be used in solicitation of new AEFA Annuities sales.

The Trust shall perform the following services:

                           (1) preparing and typesetting annual Fund prospectuses to be sent to existing AEFA Annuities Owners;

                           (2) preparing and typesetting supplements to existing Fund prospectuses;

                           (3) preparing, typesetting, printing and mailing proxy materials for the Funds; and

                           (4) preparing and typesetting periodic reports for the Funds.

         5.4.     Trust Prospectuses and Reports.

(a) GS Annuity: In order to enable the Company to fulfill its obligations under this Agreement and the federal securities laws, the Trust shall provide the Company with (a) printed copies of: (i) the Trust's Prospectus for the Series and Classes listed on Schedule 3 and any supplement thereto; and
     (ii) any Trust periodic shareholder reports; and (b) copies suitable for duplication of each Statement of Additional Information and any supplement thereto. The Trust shall provide the Company with advance written notice, within reasonable time limits set by the Company, when any such material (including supplements) shall become available; it being understood, however, that circumstances surrounding certain supplements may not allow for advance notice. The Company may not alter any material so provided by the Trust or the Distributor (including without limitation presenting or delivering such material in a different medium, e.g., electronic or Internet) without the prior written consent of the Distributor which consent shall not be unreasonably withheld.

(b) AEFA Annuities: In order to enable the Company to fulfill its obligations under this Agreement and the federal securities laws, the Trust shall provide the Company with (a) a copy, in camera-ready form, computer disk or form otherwise suitable for printing or duplication of (i) the Trust's
     Prospectus for the Series and Classes listed on Schedule 3 and any supplement thereto; (ii) any Trust periodic shareholder reports; and (iii) each Statement of Additional Information and any supplement thereto. The Trust shall provide the Company with advance written notice, within reasonable time limits set by the Company, when any such material
     (including supplements) shall become available; it being understood, however, that circumstances surrounding certain supplements may not allow for advance notice. The Company may not alter any material so provided by the Trust or the Distributor (including without limitation presenting or delivering such material in a different medium, e.g., electronic or Internet) without the prior written consent of the Distributor which consent shall not be unreasonably withheld.

(c) Alternate Arrangements: The Trust and the Company from time to time may agree upon alternate arrangements to those set forth in Sections 5.4 (a) and (b). .


         5.6.     Advertising Material.

(a) GS Annuity: The Distributor shall be responsible for designing and paying for all marketing materials that relate to the GS Annuity or the Funds. However, no marketing material created by the Distributor can be used to solicit sales of the GS Annuity without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company shall use its best efforts to review all marketing materials submitted by the Distributor for approval, and provide a written response to such marketing proposals, within 10 calendar days or a reasonable period of time after receiving such marketing material; provided, however, that the Distributor shall not interpret a lack of response by the Company within such time period as approval to use such proposed, but unapproved, marketing material to solicit sales of the GS Annuity. The Company shall be responsible for approving and amending, if required, the annuity and insurance related content of all GS Annuity marketing material. After such approval by the Company, the Distributor shall be responsible for making any required filings of such marketing material with the NASD and the Company shall be responsible for making any required filings of such marketing material with State Insurance Departments. The Distributor and the Company shall cooperate to address comments from the NASD or Sate Insurance Departments regarding marketing materials that have been filed pursuant to this Section 5.6. The Distributor shall be responsible for the accurate reproduction of this content.

         The Company is responsible for providing the content for the annuity application, replacement forms, "Procedures and Resource Manual" and all forms in the new business kits for the GS Annuity. The Distributor is responsible for obtaining the Company's approval of these forms after graphic layout, obtaining NASD approval, as applicable, and printing these materials. The Distributor is also responsible for providing these new business kits (including the GS Annuity prospectus supplied by the Company to the Distributor) to agents that are appropriately insurance licensed and appointed with the Company. The Company is responsible for preparing, printing and mailing the GS Annuity Contract to new contract owners and providing all on-going service forms to contract owners as part of servicing the annuity contract.

(b) AEFA Annuities: The Company shall be responsible for designing and paying for all marketing materials that relate to the AEFA Annuities; provided, however, that the Company shall send copies of all marketing materials created for the AEFA Annuities to the Distributor for approval prior to use. The Distributor shall provide a written approval of such marketing material within 10 calendar days or a reasonable period of time after receiving such marketing material; provided, however, that the Company shall not interpret a lack of response by the Distributor within such time period as approval to use such proposed, but unapproved, marketing material to solicit sales of the AEFA Annuities. The Company shall be responsible for making any required filings of such marketing material with the NASD and with State Insurance Departments

7.2. Trust Expenses. Expenses incident to the Trust's performance of its duties and obligations under this Agreement include but are not limited to:

(a) registration and qualification of the Trust shares under the federal securities laws, including preparation of the Trust's Registration Statement;

(b)                   all costs attributable to the Trust set forth in Section
                      5.2 hereof;

(c) filing with the SEC of the Trust's Prospectuses, Trust's Statement of Additional Information, Trust's Registration Statement, Trust proxy materials and shareholder reports;

(d) preparation of all statements and notices required by any federal or state securities law;

(e)                   all taxes on the issuance or transfer of Trust shares;

(f) payment of all applicable fees relating to the Trust, including, without limitation, all fees due under Rule 24f-2 in connection with sales of Trust shares to qualified retirement plans, custodial, auditing, transfer agent and advisory fees, fees for insurance coverage and Trustees' fees; and

(g) any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.

7.3. Company Expenses. Expenses incident to the Company's performance of its duties and obligations under this Agreement include, but are not limited to, the costs of:

(a) registration and qualification of the Contracts under the federal securities laws;

(b) filing with the SEC of the Contracts' Prospectus and Contracts' Registration Statement;

(c)      all costs attributable to the Company set forth in Section 5.2 hereof;
         and

(d) payment of all applicable fees relating to the Contracts, including, without limitation, all fees due under Rule 24f-2.


         Section 9.1(c) Indemnification By the Company.

(1) GS Annuity: arise out of or are based on any wrongful conduct of, or violation of applicable federal or state law by, the Company or persons under its control or subject to its authorization, with respect to the purchase of Trust Shares or the sale, marketing or distribution of the GS Annuity, including, without limitation, any impermissible use of broker-only material, unsuitable or improper sales of the GS Annuity or unauthorized representations about the GS Annuity or the Trust. Persons subject to Company's authorization with respect to the sale, marketing or distribution of the GS Annuity include broker-dealers or agents authorized to sell the GS Annuity (but excluding registered representatives of the Distributor).

(2) AEFA Annuities: arise out of or are based on any wrongful conduct of, or violation of applicable federal or state law by, the Company or persons under its control or subject to its authorization, with respect to the purchase of Trust Shares or the sale, marketing or distribution of the AEFA Annuities including, without limitation, any impermissible use of broker-only material, unsuitable or improper sales of the AEFA Annuity or unauthorized representations about the AEFA Annuity or the Trust. Persons subject to Company's authorization with respect to the sale, marketing or distribution of the AEFA Annuities include broker-dealers or agents authorized to sell the AEFA Annuities.

         Section 9.3(c) Indemnification by the Distributor.

(1) GS Annuity: arise out of or are based on any wrongful conduct of, or violation of applicable federal and state law by, the Distributor or the Trust or persons under their respective control with respect to the sale of Trust shares; or

(2) AEFA Annuities: arise out of or are based on any wrongful conduct of, or violation of applicable federal and state law by, the Distributor or the Trust or persons under their respective control with respect to the sale of Trust shares.